Exhibit 99.1

Verastem Oncology Announces Private Exchange of Approximately $114.3 Million of its 5.00% Convertible Senior Notes due 2048 for 5.00% Convertible Senior Second Lien Notes Due 2048

BOSTON, MA – November 12, 2019 –Verastem, Inc. (NASDAQ: VSTM) (the “Company”) today announced that it has entered into privately negotiated agreements among the Company and a limited number of investors who are accredited investors (within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and/or qualified institutional buyers (as defined in Rule 144A under the Securities Act) who are holders of the Company’s existing 5.00% convertible senior notes due 2048 (the “existing notes”) to exchange approximately  $114.3 million aggregate principal amount of existing notes for (i)  approximately $62.9 million aggregate principal amount of newly issued 5.00% convertible senior second lien notes due 2048 (the “exchange notes”) and (ii) an aggregate of approximately $11.6 million in cash (such transactions, collectively, the “exchange”). For each $1,000 principal amount of existing notes being exchanged, the Company will deliver to the exchanging investor $550 principal amount of exchange notes and a cash payment of $100, together with accrued and unpaid interest on the existing notes (plus, if applicable, an adjustment in lieu of issuing fractional exchange notes). The exchange is expected to close on November 14, 2019, subject to customary closing conditions. The Company will not receive any cash proceeds from the exchange.

The exchange notes will be issued pursuant to an indenture by and between the Company and Wilmington Trust, National Association (the “indenture”).  After giving effect to the issuance of the exchange notes and the exchange of the existing notes pursuant to the exchange, approximately $62.9 million aggregate principal amount of the exchange notes is expected to be issued and outstanding and approximately $35.7 million aggregate principal amount of the existing notes is expected to remain issued and outstanding.

The exchange notes will be senior secured obligations of the Company and pay interest semiannually in arrears at a rate of 5.00% per annum on May 1 and November 1 of each year, beginning on May 1, 2020. The exchange notes will mature on November 1, 2048 (the “maturity date”), unless earlier converted, redeemed or repurchased by us, and will be secured by a second lien on the assets of the Company securing indebtedness issued under its existing senior secured credit facility.    The exchange notes will be convertible at the option of the holder into shares of common stock of the Company, par value $0.0001 per share (“common stock”), at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date. The conversion rate for the exchange notes is 606.0606 shares of the Company’s common stock per $1,000 principal amount of the exchange notes (subject to certain adjustments), which is equivalent to an initial conversion price of approximately $1.65 per share, representing an approximately 52.8%  premium to the last reported sale price of $1.08 per share of common stock on November 11, 2019, as reported on the Nasdaq Global Market.

Upon conversion of the exchange notes, holders will receive a cash payment equal to the accrued and unpaid interest on the converted exchange notes.  In addition, prior to November 1, 2020, holders who convert their exchange notes (other than in connection with the exercise of the Company’s issuer conversion option) will also be entitled to an interest make-whole equal to the sum of all regularly scheduled stated interest payments, if any, due on such exchange notes on each interest payment date occurring after the conversion date for such conversion and on or before November 1, 2020.

The Company will have the right, exercisable at its option, to cause all exchange notes then outstanding to be converted automatically if the volume-weighted average price per share of the Company’s common stock equals or exceeds 121% of the conversion price for a specified period of time and certain other conditions are satisfied.

Prior to November 1, 2022, the Company will not have the right to redeem the exchange notes. On or after November 1, 2022, the Company may elect to redeem the exchange notes, in whole or in part, at a cash redemption price equal to the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest, if any.

Holders of the exchange notes will have the right, at their option, to require the Company to purchase their exchange notes (i) on November 1, 2023, November 1, 2028, November 1, 2033, November 1, 2038 and November 1, 2043, or (ii) if a “fundamental change” (as defined in the indenture) occurs, in each case, at a repurchase price equal to 100% of the principal amount of the exchange notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

In connection with the exchange, the Company intends to enter into an amendment to its senior secured credit agreement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The offer and sale of the exchange notes or the shares of common stock issuable upon their conversion have not been registered under the Securities Act or any state securities laws. The notes and such shares may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

About Verastem, Inc.

Verastem Oncology (Nasdaq: VSTM) is a commercial biopharmaceutical company committed to the development and commercialization of medicines to improve the lives of patients diagnosed with cancer. We are driven by the strength, tenacity and courage of those battling cancer – single-minded in our resolve to deliver new therapies that not only keep cancer at bay, but improve the lives of patients diagnosed with cancer. Because for us, it’s personal. Our first FDA approved product is now available for the treatment of patients with certain types of indolent non-Hodgkin’s lymphoma (iNHL). Our pipeline comprises product candidates that seek to treat cancer by modulating the local tumor microenvironment.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including the timing and principal amounts to be exchanged in the exchange. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements, including, without limitation, whether or not the Company will be able to consummate the exchange on the timeline or with the terms anticipated, if at all. The reader is cautioned not to rely on these forward-looking statements. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019, as filed with the Securities and Exchange Commission on August 1, 2019 and October 30, 2019, respectively, its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 12, 2019 and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors:

John Doyle

Vice President, Investor Relations & Finance

+1 781-469-1546

jdoyle@verastem.com

Media:

Lisa Buffington

Corporate Communications

+1 781-292-4205

lbuffington@verastem.com